                               EXHIBIT 99.2

                             MEMBERS OF GROUP

          The following stockholders of Miller Exploration Company, a Delaware corporation, are members of a group pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934:

                              Kelly E. Miller

                         Miller and Miller, Inc.